UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 5, 2007

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On January 5, 2007, UAL Corporation (the “Company”) issued a press release announcing its December 2006 traffic and certain other information. That release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

The Company hereby provides, for illustrative purposes only, estimated basic and dilutive share counts for the fourth quarter of 2006 and the 11 months ending December 31, 2006 since the Company’s emergence from bankruptcy, in each case based on certain assumptions, including but not limited to the following:

a.	11-month average share market price of $33.49
b.	Statutory tax rate of 38% applicable to net income; tax rate of zero percent applicable to net loss (The Company’s effective tax rate may be materially different based on actual levels of net income for the quarter and the 11-month period.)
c.	Applicable interest payable on the Company’s convertible instruments are paid in cash

Further, in accordance with Statement of Financial Accounting Standards No. 128 (“SFAS 128”), the entire 115 million shares to be issued to unsecured creditors and employees under the Company’s Plan of Reorganization are considered to be outstanding for purposes of these illustrative measurements, although the Company has not issued all 115 million shares as of the date of filing this disclosure document.

The Company expects to record a loss for the fourth quarter of 2006. Accordingly, diluted share count for the quarter is expected to be the same as the 116 million basic share count for the period.

Eleven Months Ended December 31, 2006

Net Income (Loss)	Basic Share Count (millions)	Diluted Share Count (millions)
Less than $0	115	115
$0 - $109 million	115	116
$109 million - $119 million	115	127
$119 million - $178 million	115	148
Greater than $178 million	115	151

Certain statements in this report are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties and are based upon information available to us on the date of this report. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, those set forth from time to time in the reports we file with the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. We disclaim any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by UAL Corporation dated January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Frederic F. Brace
Name:	Frederic F. Brace
Title:	Executive Vice President and Chief Financial Officer

Dated: January 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release issued by UAL Corporation dated January 5, 2007

*	Filed herewith electronically.